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                                                                     EXHIBIT 2.5


                    REAL ESTATE MORTGAGE, SECURITY AGREEMENT,
                     FINANCING STATEMENT AND FIXTURE FILING
                              (with Power of Sale)

         THIS REAL ESTATE MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (hereinafter called "Mortgage") is made effective as of the 30th day of November, 1999, by and among XETA CORPORATION, an Oklahoma corporation, with its business offices at 1814 W. Tacoma, Broken Arrow, Oklahoma 74012, as mortgagor (the "Mortgagor"), and BANK ONE, OKLAHOMA, N. A., having a mailing address at 15 East Fifth Street, Tulsa, Oklahoma 74103, in its capacity as Agent (the "Agent") for itself and the other lenders (the "Lenders") party to the Credit Agreement referred to below. The Agent (for itself and for the other Lenders) is hereinafter referred to as "Mortgagee."

         WHEREAS, Mortgagor, the Agent and the Lenders are entering into a Credit Agreement dated as of November 30, 1999 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

         WHEREAS, pursuant to the Credit Agreement, Mortgagee has agreed, upon satisfaction of the terms and conditions set forth therein, to make the Loans to Mortgagor;

         NOW, THEREFORE, to secure to Mortgagee the payment of the aforesaid mortgage indebtedness and the indebtedness and obligations hereafter described, Mortgagor does hereby grant, bargain, sell, convey, mortgage and grant a security interest unto Mortgagee and its successors and assigns, with power of sale, all of its right, title and interest in and to the tracts of real property located in Tulsa County, State of Oklahoma, described at Exhibit A annexed hereto together with all and singular the tenements, hereditaments and appurtenances thereof; all buildings and improvements now or hereafter constructed thereon including (without limitation) all fixtures, equipment, machinery, apparatus, appliances and articles of personal property of every kind, item, type and character now owned or hereafter acquired by Mortgagor and now or hereafter located in, at or on and used for or useful in the operation, management and maintenance of the aforesaid real property, buildings or improvements (all of which property is herein called the "Collateral"), which shall include, but not be limited to all of the items and types of Collateral described at Exhibit B annexed hereto and (d) all proceeds and products thereof. The above-described real property, appurtenances, buildings, improvements and Collateral are hereinafter collectively called the "Mortgaged Premises" and are hereby declared to be subject to the lien of this Mortgage as continuing and continuous, first and prior security for the payment of the following-described indebtedness and obligations:

         A. Any and all existing and future indebtedness, obligation, and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred



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         by the Agent or the Lenders in connection with the preparation, administration, collection or enforcement thereof), of Mortgagor to the Agent or any Lender or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Mortgage, the Credit Agreement and any promissory note or notes now or hereafter issued under the Credit Agreement.

         B. The performance by Mortgagor of each covenant, agreement and obligation of Mortgagor under this Mortgage and each covenant, agreement and obligation of Mortgagor under the Credit Agreement.

         C. All Obligations (as described and defined in the Credit Agreement), including without limitation, any sums which may be advanced or paid by Mortgagee under the terms of this Mortgage on account of the default or failure of Mortgagor to comply with the covenants herein.

         D. The payment by Mortgagor to Mortgagee of any and all amounts reasonably expended by Mortgagee in exercising or attempting to exercise any right or remedy granted or otherwise available to Mortgagee upon the occurrence of an Event of Default.

         E. The payment by Mortgagor to Mortgagee of interest on all amounts expended by Mortgagee for any purpose specified in paragraphs C and D above at the default rate provided in Section 2.11 of the Credit Agreement.

         TO HAVE AND TO HOLD the Mortgaged Premises with all the rights, improvements and appurtenances thereunto belonging, or in anywise appertaining unto Mortgagee, their successors and assigns, forever. Mortgagor covenants that, except only as stated at Exhibit C annexed hereto, Mortgagor is well and lawfully seized of a good and indefeasible fee simple estate in the Mortgaged Premises, that Mortgagor is the lawful owner of and has a good and lawful right and title to sell, convey and mortgage and encumber the same, that the Mortgaged Premises are free and clear of all general and special taxes, liens, charges, assessments and encumbrances of every kind and character and that Mortgagor hereby warrants and will forever defend the title thereto against the claims or demands of all persons.

         1. Payment of Obligations. If Mortgagor shall pay the indebtedness herein described, including (without limitation) the Obligations, and shall in all things do and timely perform all other acts and agreements herein contained to be done, then, and in that event only, this Mortgage shall be and become null and void.

         2. Maintenance; Waste. With respect to the Mortgaged Premises, Mortgagor covenants and agrees: to keep the same in good condition and repair; to pay all general and special taxes and assessments and other charges that may be levied or assessed upon or against the same as they become due and payable and to furnish to Mortgagee receipts showing payment of any such taxes and assessments, if demanded; to pay all debts for repair or improvements now existing or hereafter arising which may become liens upon or charges against the Mortgaged Premises; to comply with or cause to be complied with all requirements of any governmental









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authority relating to the Mortgaged Premises; pursuant to the terms and conditions of paragraph 3 below, to promptly repair, restore, replace or rebuild any part of the Mortgaged Premises which may be damaged or destroyed by any casualty whatsoever or which may be affected by any condemnation proceeding or exercise of eminent domain; and to promptly notify Mortgagee of any damage to the Mortgaged Premises in excess of Twenty Thousand Dollars ($20,000). Mortgagor further covenants and agrees that Mortgagor will not: commit or suffer to be committed any waste of or on the Mortgaged Premises; initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting, restricting or defining the uses which may be made of the Mortgaged Premises or any part thereof; or permit any lien or encumbrance of any kind or character to accrue or remain on the Mortgaged Premises or any part thereof other than the lien of this Mortgage.

         3. Insurance. Mortgagor will keep the Mortgaged Premises insured for the benefit of Mortgagee against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief, all in amounts approved by Mortgagee, and shall provide Mortgagee with evidence of liability insurance in amounts approved by Mortgagee and, if applicable, flood insurance in an amount equal to the maximum amount of coverage made available with respect to the Mortgaged Premises under the National Flood Insurance Program (or evidence satisfactory to Mortgagee that the Mortgaged Premises are not located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards and that flood insurance is not required for this mortgage loan under the terms of any law, regulation or rule governing Mortgagee's activities), and when and to the extent reasonably required by Mortgagee, against any other risk insured against by persons operating like properties in the locality of the Mortgaged Premises; all insurance herein provided for shall be in form and with insurance companies reasonably approved by Mortgagee; regardless of the types or amounts of insurance reasonably required and approved by Mortgagee, Mortgagor will assign and deliver to Mortgagee all certificates and copies of policies of insurance which insure against any loss or damage to the Mortgaged Premises as collateral and further security for the payment of the indebtedness secured by this Mortgage, with Mortgagee named as first mortgagee, loss payee or an additional insured, whichever is appropriate as determined by Mortgagee pursuant to a mortgage clause endorsement acceptable to Mortgagee, on each such certificate and policy of insurance.

         If Mortgagee by reason of such insurance receives any money for loss or damage, such amount shall, subject to the following proviso, be held by Mortgagee and paid to Mortgagor for the repair or restoration of the Mortgaged Premises, provided that Mortgagor shall not be in default hereunder, and if Mortgagor shall have delivered to Mortgagee within sixty (60) days after such casualty: (a) evidence reasonably satisfactory to Mortgagee that none of Mortgagor's leases covering space in the Mortgaged Premises will be materially adversely affected by any such casualty or the delay caused thereby in completion of or repairs in the Mortgaged Premises, (b) evidence reasonably satisfactory to Mortgagee that any sale contract or long term loan commitment held by Mortgagor for the Mortgaged Premises will not be materially adversely affected by the casualty or the delay caused thereby in completion of or repairs in the Mortgaged Premises, (c) plans and specifications, in form and substance reasonably satisfactory to Mortgagee, for any such rebuilding or restoration,
(d) a budget for rebuilding or restoration







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reasonably satisfactory to Mortgagee, and (e) evidence reasonably satisfactory to Mortgagee that Mortgagor has or will have upon receipt of insurance proceeds, all amounts necessary to pay the cost of such rebuilding or restoration.

         Otherwise, Mortgagee may retain and apply the insurance proceeds toward payment of the indebtedness and obligations secured by this Mortgage. Mortgagee shall not be obligated to see to the proper application of any amount paid over to Mortgagor. Not less than twenty (20) days prior to the expiration dates of each certificate or policy required of Mortgagor pursuant to this paragraph, Mortgagor will deliver to Mortgagee a renewal certificate and copy of the policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Premises shall succeed to all the rights of Mortgagor, including any right to unearned premiums, in and to all certificates and policies of insurance assigned and delivered to Mortgagee pursuant to the provisions of this paragraph.

         Mortgagor specifically covenants and agrees that in the event Mortgagor has provided Mortgagee with evidence reasonably satisfactory to Mortgagee that flood insurance covering the Mortgaged Premises should not be required at time of execution of this Mortgage and the Mortgaged Premises should thereafter become eligible for flood insurance under the National Flood Insurance Program, or under any subsequent Act of Congress of the United States, and should the Mortgaged Premises be located in an area now or thereafter designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, Mortgagor and Mortgagor's successors in title shall maintain at its or their sole cost and expense flood insurance available under the National Flood Insurance Program, in such amounts and in such form as may be required by Mortgagee.

         4. Alterations. No building or other property now or hereafter subject to the lien of this Mortgage shall be removed, demolished or materially altered, without the prior written consent of Mortgagee, except that Mortgagor shall have the right, without such written prior consent, to remove and dispose of, free from the lien of this Mortgage, such Collateral as from time to time may become worn or obsolete, provided that either: (a) simultaneously with or prior to such removal, any such Collateral shall be replaced with other Collateral of a value at least equal to that of the replaced Collateral and free from any title retention device, security agreement or other encumbrance, and by such removal or replacement, Mortgagor shall be deemed to have subjected such Collateral to the lien of this Mortgage; or (b) any net cash proceeds received from such disposition shall be paid over promptly to Mortgagee to be applied to the indebtedness hereby secured.

         5. Defaults. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an event of default (an "Event of Default") hereunder:

                  (a) the failure of Mortgagor to make any payment of any monetary Obligation or of any other principal or interest or fees or other amounts payable by Mortgagor hereunder, under the Credit Agreement or under any of the Notes when and as the same shall become due






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and payable whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (b) Mortgagor shall default in the due performance and observance of any non-monetary Obligation or of any other obligation, covenant or agreement contained herein; or

                  (c) Any representation or warranty of Mortgagor hereunder is or shall be incorrect when made in any material respect; or

                  (d) the occurrence of any "Default" under the Credit Agreement or any other Loan Document; or

                  (e) the occurrence of any other event which, by the express term hereof, constitutes a default or an event of default under this Mortgage, including, without limitation, the occurrence of any default specified in paragraphs 19, 24 or 25 below.

         6. Remedies. Upon the occurrence of any one or more Events of Default, the Mortgagee shall have the right (but shall not be obligated) in addition to its rights and remedies under the Credit Agreement, any other Loan Document and hereunder, to take such action personally, or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby expressly waived), as it deems necessary or advisable to protect or enforce its rights and remedies against Mortgagor and to the Mortgaged Premises, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise effecting its other rights or remedies:

                  (a) Declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest thereon and all other such sums secured hereby) to be immediately due and payable and upon any such declaration the entire unpaid balance of all of the Obligations shall become and be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by Mortgagor; or

                  (b) Foreclose this Mortgage or sell the Mortgaged Premises in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act, as the same may be amended from time to time, and shall be entitled to the possession of the Mortgaged Premises and the rents, lease payments, security deposits and profits and proceeds thereof; or

                  (c) Institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Credit Agreement, in any other Loan Document or herein; or



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                  (d) Subject to applicable law, sue and recover a judgment on the Obligations, as the same becomes due and payable, or on account of any default or defaults by Mortgagor under the Obligations, the Credit Agreement, under any other Loan Document or hereunder; or

                  (e) Enter upon the Mortgaged Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise and take possession of all books, records and accounts relating thereto, and Mortgagor agrees to surrender possession of the Mortgaged Premises and of such books, records and accounts to Mortgagee on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers without interference from Mortgagor; and upon each such entry and from time to time thereafter may, at the expense of Mortgagor, without interference by Mortgagor, and as may seem advisable to Mortgagee, (i) by purchase, repair or construction, maintain and restore the Mortgaged Premises, (ii) insure or reinsure the same, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, (iv) complete the construction, repair or rehabilitation of any improvements and, in the course of such completion, make such changes in the contemplated or completed improvements as it may deem advisable, and/or (v) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Mortgaged Premises, either in Mortgagor's name or otherwise, including the right to make, cancel, enforce or modify leases, and obtain and evict tenants and subtenants on such terms as it may deem advisable; or

                  (f) With or without the entrance upon or taking possession of the Mortgaged Premises, collect and receive all Rents and cash collateral derived from the Mortgaged Premises; or

                  (g) Release any portion of the Mortgaged Premises for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Premises, in anyway impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder or other person with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienor; or

                  (h) Take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby grant the same to Mortgagee.

In the event that Mortgagee shall exercise any of the rights or remedies set forth herein, Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Premises except upon the exercise of its option to do so, as evidenced by its demand and overt act for such purpose, nor shall Mortgagee be deemed a mortgagee-in-possession by reason of







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such entry or taking possession. Mortgagee will not be liable to account for action taken pursuant to any such exercise other than for rents actually received by such party, nor for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Premises, nor from any other act or omission of Mortgagee except to the extent such loss is caused by the gross negligence or willful misconduct of Mortgagee. Mortgagor hereby consents to, ratifies and confirms the exercise by Mortgagee of said rights and remedies, and appoints Mortgagee as its attorney-in-fact. This power, being coupled with an interest, shall be irrevocable as long as the Obligations are not fully repaid and discharged and shall be granted distinctly to Mortgagee, and Mortgagee may utilize its power to the extent permitted by applicable law.

         In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Credit Agreement, under any other Loan Document or hereunder, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all expenditures and expenses which are paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to herein (including, without limitation, court costs and attorneys' fees), and the same shall be secured by this Mortgage.

           If the Mortgagor shall fail to pay any of the taxes, assessments, debts, liens or other charges as the same become due and payable, or to insure the Mortgaged Premises or deliver the certificates of insurance and copies of the policies of insurance as herein provided, or to perform Mortgagor's covenants and agreements herein, Mortgagee is hereby authorized, at its option, to insure the Mortgaged Premises, or any part thereof, and pay the costs of such insurance, and to pay such taxes, assessments, debts, liens or other charges herein described, or any part thereof, and to remedy Mortgagor's failure to perform hereunder and pay the costs associated therewith, and Mortgagor hereby agrees to refund on demand all sum or sums so paid, with interest thereon at the default rate specified in Section 2.11 of the Credit Agreement; and any such sum or sums so paid together with interest thereon shall become a part of the indebtedness hereby secured; provided, however, that the retention of a lien hereunder for any sum so paid shall not be a waiver of subrogation or substitution which Mortgagee might otherwise have.

         Mortgagor hereby represents and warrants to Mortgagee that this mortgage transaction does not involve a consumer loan as said term is defined in
Section 3-104 of Title 14A of the Oklahoma Statutes, that this Mortgage does not secure an extension of credit made primarily for an agricultural purpose as defined in paragraph 4 of Section 1-301 of Title 14A of the Oklahoma Statutes and is not a mortgage on any of Mortgagor's homestead or personal residence.

         7. Receivership. Mortgagor hereby voluntarily and expressly consents and stipulates to the appointment of a receiver over the Mortgaged Premises in the event Mortgagee elects to seek the appointment of a receiver following Mortgagor's non-performance, breach, default or violation of any condition, covenant or other agreement in this Mortgage or the Obligations secured hereby. In such event Mortgagee shall be entitled to appointment of a receiver without the necessity of establishing that the property is probably insufficient to discharge the mortgage debt, the express purpose and intent of this clause being hereby acknowledged to provide for the appointment of a receiver in accordance with the provisions of 12 O.S. Section 1551(2)(c), as amended,






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upon the occurrence of any breach, default, violation or other non-performance under this Mortgage by Mortgagor.

         8. Taxes; Expenses. Mortgagor will pay, before same become delinquent or any penalty attaches thereto for nonpayment, any and all taxes, assessments and charges, general or special, of every nature and to whomsoever assessed, that may be now or hereafter levied or assessed under any law now existing or hereafter enacted, directly or indirectly upon the Mortgaged Premises or any part thereof, upon the rents, issues, income or profits thereof or upon the indebtedness secured hereby. Mortgagor will not suffer or permit any liens, security interests, levies, attachments or other encumbrances to become effective, or to be asserted, against any of the Mortgaged Premises, and will regularly and promptly submit to Mortgagee such evidence of the due and punctual payment of such taxes, assessments or charges as Mortgagee may require. The foregoing notwithstanding, Mortgagor may in good faith contest, by a proper legal proceeding, the validity or amount of any such taxes, assessments or charges, provided Mortgagor deposit with Mortgagee as security for payment of such contested taxes, assessments or charges an amount equal thereto, plus interest and penalties, and further provided that Mortgagor will pay such contested item and all costs and penalties, if any, at least thirty (30) days before the date the Mortgaged Premises may be sold by the taxing authorities because of nonpayment of said taxes, assessments or charges.

         Upon violation of the foregoing undertaking in any part, or upon the passage by the State of Oklahoma of any law imposing payment of the whole or any part of the aforesaid taxes or assessments upon Mortgagee, or deducting from the value of the Mortgaged Premises for the purpose of taxation any liens thereon, or changing in any way the laws now in force for the taxation of mortgages or debts secured by mortgage for state or local purposes, or the manner of the collection of any such taxes so as to materially adversely affect this Mortgage, or upon the rendering by any court of competent jurisdiction of a decision holding that any undertaking by Mortgagor to pay such taxes or assessments, or any of them, or any similar undertaking, is in whole or in part legally inoperative or void, then in such event, unless the applicable law permits Mortgagor to pay the same and Mortgagor in fact promptly pays all such taxes, the indebtedness secured hereby will, at the option of Mortgagee, without notice to any party, become immediately mature, due and payable. Mortgagor also agrees to pay any and all taxes which may be levied or assessed directly or indirectly upon the Obligations (except only any federal and state income taxes on the Obligations), this Mortgage and the indebtedness hereby secured, and further agree to pay all reasonable expenses incurred in connection with the creation of the indebtedness hereby secured, including, without limitation, attorney's fees, title insurance fees, survey expenses and recording costs, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon Mortgagee; and, upon violation of the foregoing agreement to pay such taxes and assessments, or if the rate of said taxes and expenses added to the respective rates of interest provided for in the Credit Agreement shall exceed the then maximum legal rate of interest, then, and in any such event, the indebtedness hereby secured, without deduction, shall, at the option of Mortgagee become immediately due and payable, anything contained in this Mortgage or in the Credit Agreement notwithstanding. The additional amounts which may become due and payable hereunder shall be regarded as part of the indebtedness secured by this Mortgage. This paragraph shall not apply to the amount to be






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paid under the present Oklahoma mortgage registration tax laws, which amount
Mortgagee agrees to pay.

         9. Tax and Insurance Accounts. Mortgagor will deposit monthly with Mortgagee (on each Payment Date) an amount equal to one-twelfth (1/12) of the sum of the amounts Mortgagee shall estimate to be the annual ad valorem personal and real property taxes, assessments due and payable with respect to the Mortgaged Premises and annual insurance premiums required so that Mortgagee will have sufficient funds on hand to pay said taxes, assessments and insurance premiums twenty (20) days before the due date thereof; provided, however, that for so long as such taxes, special assessments and premiums are being timely paid and Mortgagor provides Mortgagee with evidence of such payment and no other condition or event exists or has occurred or failed to occur which but for the passage of time or the giving of notice or both would constitute an Event of Default and no such Event of Default exists, Mortgagee waives the monthly escrow of taxes, special assessments and insurance premiums, thereby permitting Mortgagor to forego such monthly escrow deposits. Such monthly tax and insurance deposits shall be held by Mortgagee and shall not bear or accrue interest, shall not be trust funds and upon the occurrence of an Event of Default all such funds may be applied by Mortgagee on account of the indebtedness and Obligations secured hereby. Failure of Mortgagor so to make such monthly deposits or any deficiency in the amount thereof, unless made good or cured by Mortgagor prior to the next succeeding monthly installment due date, shall constitute an event of default hereunder. It shall be the responsibility of Mortgagor to furnish Mortgagee with tax bills or statements in sufficient time to timely pay the taxes and assessments before any penalty attaches or interest charges accrue thereon and the insurance premiums before any of the policies lapse.

         10. Expenses of Collection. It is agreed that if, and as often as, this Mortgage, the Credit Agreement or any of the Notes is placed in the hands of an attorney for collection or for representation of Mortgagee in any bankruptcy, insolvency, probate or other judicial proceeding, or this Mortgage is referred to an attorney for collection or foreclosure, or to protect the priority or validity of this Mortgage, or to prosecute or defend any suit affecting the Mortgaged Premises, or to enforce or defend any of Mortgagee's rights hereunder, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees, together with all court costs, expenses for abstracting or title examination, title insurance or other disbursements, costs or expenses relating to the Mortgaged Premises, all of which sums, together with interest thereon, shall be secured hereby.

         11. Appraisement. In case of judicial foreclosure hereof and sale hereunder, appraisement of the Mortgaged Premises is hereby expressly waived, or not waived, at the sole option of Mortgagee, such option to be exercised thereby at the time judgment is entered in such foreclosure, or at any time prior thereto.

         12. Sale in Parcels. In case of any sale under this Mortgage by virtue of judicial proceedings, power of sale or otherwise, the Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect, and Mortgagor waives any and all rights which Mortgagor may have to insist upon the sale of the Mortgaged Premises in one parcel or in separate parcels.



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         13. Condemnation Awards. Mortgagor covenants and agrees that if at any time all or any portion of the Mortgaged Premises shall be taken or damaged under the power of eminent domain, the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings shall be paid directly to Mortgagee and applied as a principal prepayment on the Obligations in such order as Mortgagee shall determine in its sole discretion; provided, however, subject to the same terms and conditions for payment of insurance proceeds to Mortgagor as set forth above, such award or payment from condemnation proceedings shall be paid to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged Premises which may have been altered, damaged or destroyed as a result of any such taking or damage; provided, that Mortgagee shall not be obligated to see to the application of any amount paid over to Mortgagor. If the terms for payment of such award to Mortgagor are not met, then Mortgagee may retain and apply the award toward payment of the indebtedness and other Obligations secured by this Mortgage. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings or negotiations for the condemnation of the Mortgaged Premises, or any portion thereof, will notify Mortgagee in writing of the pendency of such negotiations or proceedings. Mortgagee may participate in any such negotiations or proceedings, and Mortgagor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee to permit such participation.

         14. Certificate. Mortgagor, upon written request of Mortgagee, made either personally or by mail, shall certify, by a writing duly acknowledged, to Mortgagee or to any proposed assignee of this Mortgage, the amount of principal and interest then secured by this Mortgage and whether Mortgagor has knowledge of any offsets or defenses against the indebtedness or other Obligations hereby secured, within twenty (20) days after such request by Mortgagee.

         15. Notice. Unless expressly provided to the contrary therein, every provision for notice, demand, consent or request shall be deemed fulfilled only upon compliance with the notice provisions more particularly described in paragraph 27 hereof.

         16. Renewals/Extensions/Future Advances. This Mortgage shall secure the payment of the Obligations under the Credit Agreement, which include obligations not only with respect to existing indebtedness, but also with respect to such future advances made pursuant to the terms of the Credit Agreement or this Mortgage, whether such advances are made before, during or, to the extent allowable under applicable law, after the pendency of any proceedings to foreclose the lien of this Mortgage or otherwise enforce the rights of Mortgagee hereunder to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness represented by such Obligations and that may be so secured may decrease or increase from time to time, and shall include any disbursements by or on behalf of the Lenders made for the payment of taxes, levies or insurance on the Mortgaged Premises, with interest on such disbursements at the applicable interest rates. The provisions of this Section 16 shall not be construed to imply any obligation on the Lenders to make any future advances, it being the intention of the parties that any future advances shall be solely at the








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


discretion and option of the Lenders, except as otherwise expressly provided in the Credit Agreement.

         17. Inspection. Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Mortgaged Premises at all reasonable times upon reasonable prior notice to Mortgagor.

         18. Indulgences, Extensions, No Waiver. No failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the indebtedness now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and Mortgagee extending, from time to time, the time of payment or modifying the terms of the Credit Agreement or this Mortgage if the consent of Mortgagor has been obtained in connection with such modification to the extent Mortgagor remains liable for repayment of the Obligations, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Premises, Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for such indebtedness and may from time to time extend the time of payment or otherwise modify the terms of the Credit Agreement, the Notes and/or this Mortgage without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien. Mortgagee may resort for the payment of indebtedness hereby secured to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

         19. Prohibited Acts. Mortgagor will not, without the express prior written approval of Mortgagee sell, agree to sell, convey, mortgage, pledge or otherwise transfer or encumber all or any part of the Mortgaged Premises or any interest therein (such prohibition on encumbrance is deemed not to include either mechanics' or materialmen's liens for which Mortgagor has provided indemnification, bonding or other action sufficient to prevent enforcement of such lien satisfactory to Mortgagee within thirty (30) days after the inception of such lien). The occurrence of any of the aforesaid events, whether by operation of law or otherwise, without Mortgagee's prior written approval, shall constitute an event of default hereunder, and Mortgagee may declare the indebtedness hereby secured immediately due and payable and exercise any or







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


all of Mortgagee's rights herein provided without other or further notice. This provision shall apply to each and every sale, agreement to sell, conveyance, mortgage, transfer or encumbrance, regardless of whether or not Mortgagee has consented to or waived its rights hereunder, whether by action or inaction, in connection with any previous sale, agreement to sell, conveyance, mortgage, transfer or encumbrance, whether one or more.

         20. Hazardous Materials. Mortgagor shall not cause or permit the violation of any law relating to industrial hygiene or environmental conditions in connection with the Mortgaged Premises, including without limitation, soil and ground water conditions; or use, generate, manufacture, store or dispose of any Hazardous Materials on, under or about the Mortgaged Premises, except in accordance with all applicable laws. Mortgagor shall indemnify and hold Mortgagee harmless from any loss, damage, liability, cost, expense and/or claim (including without limitation the cost of any fines, remedial action, damage to the environment and cleanup, court related costs and the fees of attorneys and other experts) arising from (i) the use, release or disposal of any Hazardous Materials on, under or about the Mortgaged premises or the transport of any Hazardous Materials to or from the Mortgaged Premises; and (ii) the violation of any law relating to industrial hygiene or environmental conditions in connection with the Mortgaged Premises, including soil and ground water conditions; and
(iii) the breach of any of the representations, warranties and covenants of Mortgagor with respect to Hazardous Materials herein set forth. For purposes of this paragraph 20, "Hazardous Materials" shall be defined as: any flammable explosives, radioactive materials, oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous wastes, toxic substances and similar substances and materials, including all substances and materials defined as hazardous or toxic wastes, substances or materials under any applicable law.

         21. Cumulative Remedies. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the other. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

         22. Reserved.

         23. Security Interest. This Mortgage shall also be considered to be and shall be construed as a security agreement and a financing statement with respect to any and all of the items and types of the Collateral herein described or referenced which may be subject to a security interest pursuant to the Oklahoma Uniform Commercial Code and Mortgagor hereby grants and pledges to Mortgagee a first and prior, continuing security interest in and to the Collateral (including all proceeds and products thereof) described or referred to herein (including Exhibit B annexed hereto) whether now owned or hereafter acquired. Mortgagee shall be entitled to exercise any and all rights that it may have hereunder or under the Oklahoma Uniform Commercial Code with respect to the Collateral.

         A. Assembly of Collateral. Upon the occurrence of an Event of Default hereunder and acceleration of the indebtedness pursuant to the provisions hereof, Mortgagee may at







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


         its discretion require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably convenient to both parties to be designated by Mortgagee.

         B. Manner of Sale. Upon the occurrence of an Event of Default hereunder and acceleration of the indebtedness pursuant to the provisions hereof, or of the Obligations secured hereby, all or any part of the Collateral may, at the sole discretion of Mortgagee, be combined with the real property covered hereby and sold together with such real property as an entirety, or the Collateral (or any part of the Collateral not sold together with the real property) may be sold separately, as one parcel or in such parcels, manner or order as Mortgagee, in its sole discretion, may elect.

         C. Notice of Sale. Mortgagee shall give Mortgagor written notice of the time and place of any public sale of any of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice each and all of Mortgagor and Mortgagee agree are reasonable.

         D. Additional Documents. Mortgagor will from time to time, within ten
         (10) days after request by Mortgagee, execute, acknowledge and deliver any financing statement, continuation statement, inventory list or other similar documents that Mortgagee may reasonably request in order to protect, preserve, continue, perfect, extend or maintain the security interest under and the priority of this Mortgage and will, upon demand, pay any expenses and fees incurred by Mortgagee in the preparation, execution and filing of any such documents.

         E. Financing Statement Filings. Mortgagor agrees that this Mortgage may be filed by Mortgagee in the appropriate records or tract index as a financing statement and in the office(s) necessary to perfect a chattel filing and a fixture filing. For financing statement filing purposes the address of Mortgagee, as secured party, is:

                                    BANK ONE, OKLAHOMA, N.A.
                                    15 East Fifth Street
                                    Tulsa, Oklahoma 74103
                                    Attention: Tim Koski, Corporate Banking

         and the mailing address of Mortgagor, as debtor, is:

                                    XETA CORPORATION
                                    an Oklahoma corporation
                                    1814 W. Tacoma
                                    Broken Arrow, Oklahoma 74012
                                    Attention:

         F. Copy of Financing Statement. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as financing statement for all purposes, whether or not the original hereof has been recorded or filed in the State of Oklahoma.

         G. Fixture Filing. This Mortgage shall be filed of record against the tract index of the real estate records of the County Clerk of Tulsa County, Oklahoma as a fixture filing and covers all of the items and types of Collateral constituting or to constitute fixtures as defined in 12A O.S. Section 9-313(1)(a) and this Mortgage shall constitute a "fixture filing" as set forth in 12A O.S. Section 9-313(1)(b).

         24. Bankruptcy. The entire indebtedness secured by this Mortgage shall become immediately due and payable at the option of Mortgagee if by order of a court of competent jurisdiction a receiver or liquidator or trustee of any one or more of Mortgagor, or of all or any part of the Mortgaged Premises, shall be appointed and shall not have been discharged within thirty (30) days; or, if by decree of any such court, any one or more of Mortgagor shall be insolvent or the Mortgaged Premises shall have been sequestered and such decree shall have continued undischarged and unstayed for thirty (30) days after the entry thereof; or if any one or more of Mortgagor shall file or have filed against it a proceeding seeking relief under any provision or chapter of any bankruptcy or insolvency law or shall consent to the filing of any bankruptcy petition against any one or more of Mortgagor under any such law; or if any one or more of Mortgagor shall file a petition or answer seeking reorganization, rehabilitation or an arrangement with creditors; or if (without limitation of the generality of the foregoing) any one or more of Mortgagor shall make an assignment for the benefit of creditors, become insolvent or shall admit in writing an inability to pay debts generally as they become due, or shall consent to the appointment of a receiver, trustee or liquidator of any one or more of Mortgagor, or of all or any part of the Mortgaged Premises.

         25. Leases/Assignment of Rents and Profits. With respect to any and all applicable subsisting and future leases (collectively the "Leases") affecting the Mortgaged Premises, Mortgagor represents and agrees as follows: (a) to perform faithfully Mortgagor's covenants under the Leases and neither do nor neglect to do, nor permit to be done, anything (other than pursuing the enforcement of the terms of such leases in the exercise of remedies thereunder) which might cause the modification or termination of any of the Leases (or of the obligations of any lessee or any person claiming through such lessee), or which might diminish or impair the value of any of the Leases or the rents provided for therein (or the interest of Mortgagor or Mortgagee therein or thereunder); (b) to permit no assignment of any of the Leases or any subletting thereunder and not to anticipate for more than one (1) month in advance of any rents that may become collectible under any of the Leases; (c) except for this Mortgage and any other mortgage expressly permitted by the terms hereof, not to execute a mortgage or create or permit a lien affecting the Mortgaged Premises;
(d) to execute and/or deliver to Mortgagee, within ten (10) days after request therefor, such rent rolls, collateral assignments, estoppel certificates (reciting, among other things, that all outstanding Leases are effective and binding), and other instruments as might be reasonably required by Mortgagee with respect to any Lease now or hereafter affecting the Mortgaged Premises; and
(e) that all representations made by Mortgagor to Mortgagee in connection with the Leases are and will be true and correct.

         Mortgagor hereby mortgages, pledges and collaterally grants and assigns to Mortgagee as additional security for the Obligations and the other obligations all of such Leases now existing or hereafter made of all or any part of the Mortgaged Premises together with all rents, lease payments, other profits and security deposits due or held or hereafter to become due or held in connection therewith. This assignment is intended to grant unto Mortgagee all rights, powers, remedies and privileges afforded to a mortgagee under 46 O.S.
Section 4A, as amended, and no additional duties or obligations (fiduciary or otherwise) except those expressly required of or imposed on mortgagees by the aforesaid statutory provision as a result of this Assignment or exercise or attempted exercise of its rights hereunder.

         26. Subrogation. To the extent funds are advanced under the Loans hereby secured for the purpose of paying any indebtedness secured by any mortgage lien having priority over the lien of this Mortgage, Mortgagee shall be subrogated to any and all rights, superior titles, liens and equities owned or claimed by the holder of such prior mortgage. Except with respect to the priority of any mortgage to which Mortgagee is subrogated pursuant to the provisions hereof, the terms and provisions of this Mortgage shall govern the rights and remedies of Mortgagee and shall supersede the rights and remedies provided under any mortgage to which Mortgagee is subrogated.

         27. Notices. All notices required hereunder or pursuant to the Credit Agreement or any other Loan Documents therein defined or described shall be forwarded by certified or registered mail, return receipt requested, by hand delivery or by courier (federal express or other similar reputable courier service) as follows:

                                    Mortgagor:
                                    XETA CORPORATION,
                                    an Oklahoma corporation
                                    1814 W. Tacoma
                                    Broken Arrow, Oklahoma  74102
                                    Attention:

                                    Mortgagee:
                                    BANK ONE, OKLAHOMA, N.A.
                                    15 East Fifth Street
                                    Tulsa, Oklahoma 74103
                                    Attention: Tim Koski, Corporate Banking

         Either party hereto may designate a new or different address for notice purposes to the other party by complying with the terms and provisions hereof.

         28. Governing Law. The Mortgaged Premises are located in the State of Oklahoma, and the parties hereto agree that this Mortgage shall be governed by and construed according to the laws of the State of Oklahoma and applicable federal law.

         29. Construction. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean any one, more than one or all of the "Mortgagor and/or any subsequent owner or owners of the Mortgaged Premises," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage for themselves and as agent for the other Lenders," the phrase "Notes" shall mean "notes secured by this Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association". The paragraph headings contained herein are included as a matter of convenience and are not intended to define, limit or modify the terms of this Mortgage. This Mortgage shall be binding on Mortgagor and all successors and assigns of each of Mortgagor and shall inure to the benefit of Mortgagee and all successors and assigns of Mortgagee.

         30. Amendment. This Mortgage cannot be changed except by an agreement in writing signed by the party against whom enforcement of the change is sought.

         31. Power of Sale. In addition to the option to foreclose this Mortgage, upon the occurrence of any default of any kind, Mortgagor hereby expressly grants to Mortgagee a power of sale and Mortgagee shall be empowered and entitled, at its option, to sell the Mortgaged Premises in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act, as the same may be amended from time to time.

         A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PREMISES AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

         IN WITNESS WHEREOF, Mortgagor has duly executed and delivered this instrument to Mortgagee in Tulsa, Oklahoma, by the undersigned duly authorized officer thereof pursuant to all necessary corporate acts of Mortgagor effective as of the date first above written.


                                             XETA CORPORATION, an
                                             Oklahoma corporation

                                             By: /s/ ROBERT B. WAGNER
                                                 -------------------------------
                                             Name:  Robert B. Wagner
                                             Title: VP Finance
                                                         "Mortgagor/Debtor"

                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA )
                  )  ss.
COUNTY OF TULSA   )

         On this 30th day of November, 1999, before me appeared Robert B. Wagner, to me personally known, who, being by me duly sworn, did say that he is VP Finance of Xeta Corporation, an Oklahoma corporation, and that said instrument was signed on behalf of said corporation, and he acknowledged said instrument to be his free act and deed and the free act and deed of the corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                                /s/ DEBBIE L. HASKINS
                                                --------------------------------
                                                          Notary Public
My Commission Expires:

Oct. 23, 2002
--------------------------
[SEAL]




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